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                                                                      EXHIBIT 15

[COOPERS & LYBRAND LETTERHEAD]


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.  20549





We are aware that our report dated September 8, 1994, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries for the thirteen-week and twenty-six-week periods ended July 30, 1994 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965,
33-14049, 33-22844, 33-44041, 33-49871, and the registration statements on Form
S-3, Registration Nos. 33-20788,  33-31540,  33-43832, and 33-53366. Pursuant to
Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.










                                   /s/ Coopers & Lybrand L.L.P
                                   COOPERS & LYBRAND L.L.P.









Columbus, Ohio

September 8, 1994


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